UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   August 17, 2009
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)  (Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As of August 18, 2009, Lincoln National Corporation and its wholly owned subsidiary, Lincoln National Investment Companies, or “we, us, our or the Sellers,” entered into a Purchase and Sale Agreement with Macquarie Bank Limited, Inc., or “MBL,” pursuant to which we agreed to sell to MBL all of the outstanding capital stock of Delaware Management Holdings, Inc., our subsidiary, or “Delaware,” which provides investment products and services to individuals and institutions.  MBL is a subsidiary of Macquarie Group Limited, which is a global provider of banking, financial, advisory, investment and funds management services.  This transaction is expected to close on or around December 31, 2009.  At closing, we will receive $320 million in addition to the value of net assets (excluding goodwill and as otherwise defined as set forth in the Purchase and Sale Agreement) of Delaware and its subsidiaries as estimated at closing.  In addition, a revenue run-rate adjustment mechanism will be applied in the event that the closing revenue run-rate of Delaware is less than 90% of its revenue run-rate on April 30, 2009 (the “Base Revenue Run-Rate”), provided that the resulting percentage shall not exceed 15%.  In the event that the closing revenue run-rate of Delaware is less than 75% of the Base Revenue Run-Rate, the buyer may exercise the option to terminate the transaction.  The revenue run-rates will be calculated in a manner that excludes the impact of any distributions of interest, dividends, income or capital gains from any client account and any increase or decrease in assets under management due to changes in the markets and/or currency fluctuations.  Based on the foregoing, we currently expect to receive cash consideration at closing of approximately $428 million; however, this number may differ based on the adjustments set forth above.

        The closing purchase price is also subject to post-closing adjustments based on a final closing balance sheet and actual client retention.  In addition, certain of our subsidiaries, including The Lincoln National Life Insurance Company, our primary insurance subsidiary, will enter into investment advisory agreements with Delaware, pursuant to which Delaware will continue to manage the majority of the general account insurance assets of the subsidiaries.  The investment advisory agreements will have ten-year terms, and we may terminate them without cause by paying an aggregate termination fee of up to $84 million that will decline on pro rata basis over the ten-year term of the advisory agreements.

MBL and we have each made customary representations, warranties and covenants, as applicable, in the Purchase and Sale Agreement.  The Purchase and Sale Agreement also contains customary indemnifications, including our indemnifying MBL with respect to pending litigation.  The completion of the transaction contemplated by the Purchase and Sale Agreement is subject to regulatory approvals and the satisfaction of other customary conditions, some of which are beyond our control, and no assurance can be given that such completion will occur.

The transaction is expected to be neutral to earnings per share assuming reinvestment of net proceeds back into core insurance businesses.  We currently expect the gain/loss on sale recorded in the third quarter to be break-even under U.S. generally accepted accounting principles; however, the actual gain or loss may differ from our expected result depending upon, among other things, the actual purchase price after closing adjustments.

On August 19, 2009, we issued a press release announcing the foregoing transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this Form 8-K and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our business, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.  We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Continued deterioration in general economic and business conditions, both domestic and foreign, that may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding and investment results;

•
Continued economic declines and credit market illiquidity could cause us to realize additional impairments on investments and certain intangible assets, including goodwill and a valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	Uncertainty about the impact of the U.S. Treasury's Troubled Asset Relief Program on the economy;

•	The cost and other consequences of the additional existing and potential regulations to which we would become subject as a result of our participation in the Capital Purchase Program;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, Lincoln's products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 43 also known as VACARVM; restrictions on revenue sharing and 12b-1 payments; and the potential for U.S. Federal tax reform;

•
The initiation of legal or regulatory proceedings against Lincoln or its subsidiaries, and the outcome of any legal or regulatory proceedings, such as:  adverse actions related to present or past business practices common in businesses in which Lincoln and its subsidiaries compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and extra-contractual and class action damage cases; new decisions that result in changes in law; and  unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of Lincoln's fixed annuity and life insurance businesses and demand for Lincoln's products;

•
A decline in the equity markets causing a reduction in the sales of Lincoln's products, a reduction of asset-based fees that Lincoln charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs, value of business acquired, deferred sales inducements and deferred front-end loads and an increase in liabilities related to guaranteed benefit features of Lincoln's variable annuity products;

•
Ineffectiveness of Lincoln's various hedging strategies used to offset the impact of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from Lincoln's assumptions used in pricing its products, in establishing related insurance reserves and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income, including as a result of stranger-originated life insurance business;

•	Changes in GAAP that may result in unanticipated changes to Lincoln's net income;

•
Lowering of one or more of Lincoln's debt ratings issued by nationally recognized statistical rating organizations and the adverse impact such action may have on Lincoln's ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of Lincoln's insurance subsidiaries and the adverse impact such action may have on the premium writings, policy retention, profitability of its insurance subsidiaries and liquidity;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of Lincoln's companies requiring that Lincoln realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including Lincoln's ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that Lincoln has purchased;

•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect Lincoln's businesses and the cost and availability of reinsurance;

•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that Lincoln can charge for its products;

•
The unknown impact on Lincoln's business resulting from changes in the demographics of Lincoln's client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, portfolio managers in the Investment Management segment, financial planners or wholesalers.

The risks included here are not exhaustive.  Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors that could impact our business and financial performance.  Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                 In a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2009, we reported that we had entered into an agreement with the U.S. Department of the Treasury (“Treasury”) to sell preferred stock and warrants to the Treasury under the Capital Purchase Program ("CPP").  In accordance with the terms of the agreement, we are subject to certain regulations which place limitations on bonus and incentive compensation for certain officers and employees.

        Consistent with these limitations, we approved compensation changes for Patrick P. Coyne, President of Delaware, in conjunction with the sale of Delaware pursuant to the Purchase and Sale Agreement, dated as of August 18, 2009, as described above in Item 1.01, to eliminate prohibited incentive compensation.  Mr. Coyne’s compensation was modified for the remainder of the year such that he will receive approximately $2.208 million in salary during that time, which shall be paid ratably each pay period.  This modification is consistent with past practice of targeting overall compensation near median as compared with market data, provided by a third party compensation consultant, for executives in equivalent positions who work in similarly sized investment entities.

        Our Compensation Committee is currently in the process of evaluating modifications to the overall compensation for its other named executives and employees who are subject to the limitations under the CPP but who are not affected by the sale of Delaware.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By           /s/ Frederick J. Crawford
Name:     Frederick J. Crawford
Title:       Executive Vice President and
Chief Financial Officer

Date:  August 19, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated August 19, 2009